Exhibit 99.1

BMC SOFTWARE COMPLETES PRIVATIZATION TRANSACTION

NEW YORK CITY, September 10, 2013 – BMC Software, Inc. (“BMC” or the “Company”) today announced the successful completion of its acquisition by a private investor group led by Bain Capital and Golden Gate Capital together with Insight Venture Partners, GIC Special Investments Pte Ltd (“GIC”), and Elliott Management Corporation (collectively, the “Investor Group”).

“This is an exciting day for BMC Software, including our employees, our partners and our new owners,” said Bob Beauchamp, the Company’s chairman and chief executive officer. “Most importantly, this transaction is very good news for our customers. As a private company, we will be able to innovate more quickly than ever before and deliver the most valuable IT management solutions in the industry.”

“BMC is the leading global provider of cloud, mainframe and mobile IT management solutions to enterprises across the globe,” Ian Loring, managing director at Bain Capital, said. “We are excited to support BMC’s management team as they drive profitable growth. Working together, we will deliver innovative new IT management solutions that transform the way companies – and their employees – do business.”

As a result of the completion of the transaction, BMC Software common stock will no longer be listed for trading on NASDAQ, effective as of the close of trading today.

BMC Software. IT innovation drives business transformation.

For more than 30 years, BMC has helped thousands of companies around the world master IT complexity. From mainframe to mobile, from the back room to the boardroom, BMC delivers the automation, integration, and sophistication that enable the business and IT to perform like never before. To learn more, visit bmc.com.

About Bain Capital, LLC

Bain Capital, LLC is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity, credit products and absolute return with approximately $70 billion in assets under management. Bain Capital has a team of over 300 professionals dedicated to investing and to supporting its portfolio companies. Since its inception in 1984, Bain Capital has made private equity, growth, and venture capital investments in over 450 companies around the world, including such leading technology and software companies as SunGard Data Systems, NXP, LinkedIn, SolarWinds, SurveyMonkey, SevOne, DynaTrace Software, WorldPay, Skillsoft, MYOB, Applied Systems, Archer Technologies and Cerved Group SpA. The firm has offices in Boston, New York, Chicago, Palo Alto, London, Munich, Tokyo, Shanghai, Hong Kong and Mumbai. www.baincapital.com

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with more than $12 billion of capital under management. Golden Gate Capital partners with world-class management teams to invest in change-intensive, growth businesses where there is a demonstrable opportunity to significantly enhance a company’s value. The principals of Golden Gate Capital have a long and successful history of investing with management partners across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Golden Gate Capital is one of the most active investors in the software and IT sectors. Other notable software investments sponsored by Golden Gate Capital include Infor, Lawson, Attachmate, Novell, Ex Libris, Micro Focus and Aspect. www.goldengatecap.com

About GIC

GIC is among the world’s largest fund management companies. It was established in 1981 to manage Singapore’s foreign reserves. GIC strives to achieve good long-term returns on assets under its management, so as to preserve and enhance Singapore’s reserves. Since its inception, GIC has grown from managing a few billion dollars to well above US$100 billion today. GIC’s investment framework capitalises on its strengths which include the ability to take a long-term investment perspective, a global presence, capabilities to invest in cross-asset opportunities, and a skilled and experienced team. It has investments across 40 countries and in assets such as equities, fixed income, real estate and private equity. GIC is headquartered in Singapore with a network of offices in nine cities worldwide. www.gic.com.sg/

About Insight Venture Partners

Insight Venture Partners is a leading venture capital and private equity firm investing in eCommerce, Internet, on-premise and SaaS-based software and data-services companies. Founded in 1995, Insight has raised more than $6 billion and made more than 190 investments. Our mission is to find, fund and work successfully with visionary executives who are driving change in their industries. www.insightpartners.com

About Elliott Associates

Elliott Associates, L.P. and its sister fund, Elliott International, L.P. have more than $22 billion of capital under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Such statements constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2013 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

BMC Software:

Mark Stouse, 281-468-1608

Global Communications

mark_stouse@bmc.com

Derrick Vializ, 713-918-1805

Investor Relations

derrick_vializ@bmc.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Nicholas Lamplough

212-355-4449

abrimmer@joelefrank.com

nlamplough@joelefrank.com

or

For Bain Capital:

Stanton Public Relations & Marketing

Alex Stanton/Charlyn Lusk

212-780-0701

AStanton@stantonprm.com

CLusk@stantonprm.com

or

For Golden Gate Capital:

Sard Verbinnen & Co

Paul Kranhold/Jenny Gore, 415-618-8750

Nathaniel Garnick, 212-687-8080

or

For GIC:

Ms. Mah Lay Choon

Senior Vice President, Corporate Affairs & Communications

Tel: (65) 6889 6841

H/P: (65) 9838 9425

mahlaychoon@gic.com.sg

or

For Insight Venture Management, LLC:

GF Bunting PR

David Satterfield, 408-802-6767

or

For Elliott Associates:

http://www.elliottmgmt.com/Media

212-974-6000